Exhibit 99.1

LIST OF DEBTOR SUBSIDIARIES OF GLOBAL EAGLE ENTERTAINMENT INC.

Entity Name	Jurisdiction of Organization

Airline Media Productions, Inc.	Delaware

Emerging Markets Communications, LLC	Delaware

Entertainment in Motion, Inc.	California

Global Eagle Entertainment Operations Solutions, Inc.	Delaware

Global Eagle Services, LLC	Delaware

Global Eagle Telecom Licensing Subsidiary LLC	Delaware

IFE Services (USA), Inc.	Delaware

Inflight Productions USA Inc.	California

Maritime Telecommunications Network, Inc.	Colorado

MTN Government Services, Inc.	Delaware

MTN International, Inc.	Delaware

MTN License Corp.	Washington

N44HQ, LLC	Delaware

Post Modern Edit, Inc.	Delaware

Row 44, Inc.	Delaware

The Lab Aero, Inc.	Delaware